SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2003

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

500 Westridge Drive Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

(831) 728-2700

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits:

99.1	West Marine, Inc. Earnings Press Release dated July 17, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report).

99.2	West Marine, Inc. Net Sales Press Release dated July 2, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report).

Item 9.	Regulation FD Disclosure

The information included in this section is being furnished pursuant to Item 12. “Results of Operations and Financial Condition” and is included under this Item 9 in accordance with SEC Release No. 33-8216.

On July 17, 2003, West Marine, Inc. announced its consolidated financial results for the second quarter ended June 28, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

On July 2, 2003, West Marine, Inc. announced its net sales for the five weeks ended June 28, 2003, for the second quarter ended June 28, 2003 and for the six-month period ended June 28, 2003. A copy of this press release is attached hereto as Exhibit 99.2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: July 17, 2003	By:	/s/ ERIC NELSON
Eric Nelson Senior Vice President and Chief Financial Officer